QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

February 27, 2008

The New York Times Company
620 Eighth Avenue
New York, NY 10018

Re:    The New York Times Company's Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to The New York Times Company, a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offering and sale of the Company's debt securities (the "Securities") pursuant to Rule 415 under the Act.

        Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

        In connection herewith, we have examined the originals or copies of (i) the Registration Statement, (ii) the Indenture dated March 29, 1995 (the "Indenture") between the Company and The Bank of New York (formerly known as Chemical Bank), as trustee (the "Trustee"), as supplemented by (x) the First Supplemental Indenture dated as of August 21, 1998 (the "First Indenture Supplement") and (y) the Second Supplemental Indenture dated as of July 26, 2002 (the "Second Indenture Supplement", and together with the First Indenture Supplement, the "Indenture Supplements"), pursuant to which the Securities are to be issued from time to time, (iii) the Certificate of Incorporation and By-laws of the Company, as amended to date, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

        In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

        We have also assumed that (i) the definitive terms of any Securities offered pursuant to a prospectus supplement will have been established in accordance with the authorizing resolutions of the Board of Directors of the Company, the provisions of the Indenture and the Indenture Supplements and applicable law; (ii) the Registration Statement, and any amendments thereto, will have become effective; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued in compliance with applicable federal and state securities laws; (v) each of the Indenture and the Indenture Supplements has been duly executed and delivered by the Trustee and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Securities will have been duly executed, authenticated by the Trustee, issued and delivered (a) against receipt of the consideration, therefor approved by the Company and (b) as provided in the Indenture, as supplemented by the Indenture Supplements.

        Based upon and subject to the foregoing, we are of the opinion that the Securities, when so issued and delivered, will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture as supplemented by the Indenture Supplements (subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        We render the foregoing opinion as members of the bar of the State of New York and express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America.

        We hereby consent to the use of our name in the Registration Statement as the same appears under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting with in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/  MORGAN, LEWIS & BOCKIUS LLP

QuickLinks

  Exhibit 5.1